Exhibit 10.1

FIRST CHARTER CORPORATION
2000 OMNIBUS STOCK OPTION AND AWARD PLAN

 Performance Shares Award Agreement

This Performance Shares Award Agreement (the "Agreement") is dated as of __________________, 20__ and is entered into between First Charter Corporation, a North Carolina corporation (the "Corporation"), and _____________________________ (the "Participant").

The Participant is a key employee of the Corporation or a Subsidiary and has been selected to participate in the First Charter Corporation 2000 Omnibus Stock Option and Award Plan (the "Plan").

The Compensation Committee of the Board of Directors of the Corporation has determined that it will award the Participant with Performance Shares, as such term is defined in the Plan, as an incentive for the performance of future service for the Corporation and/or a Subsidiary, subject to the terms of the Plan.

The Corporation and the Participant have agreed to enter into this agreement (the "Agreement") pursuant to the provisions of the Plan to establish certain rights and obligations of the parties.

Capitalized terms used but not defined in this Agreement shall have the meaning specified in the Plan.

In consideration of the mutual promises set forth below, the parties hereto agree as follows:

1.                  Award of Performance Shares.

                    (a)                Subject to the terms and conditions of this Agreement and the Plan (the terms of which are hereby incorporated herein by reference) and effective as of the date set forth above, the Committee hereby awards to the Participant, not in lieu of salary or other compensation, ______________ (____) target Performance Share Awards (the "Target PSAs") on the terms and subject to the conditions of this Agreement.

                    (b)               The Participant hereby accepts the Target PSAs and agrees to be bound by the terms and conditions described in the Plan and in this Agreement.  The Participant shall not be required to pay any amount for the Target PSAs.

                   (c)                Target PSAs are used solely to calculate the number of actual Performance Share Awards (the "Actual PSAs") awarded to the Participant in accordance with this Agreement and do not create any separate rights or entitlements.  Actual PSAs are calculated following the end of the Performance Period, based on the metrics and Performance Objectives described in Appendix A and based on any adjustments due to changes as described in Section 3(c) and any changes in the Performance Objectives or performance percentage (the "Performance Percentage") permitted under this Agreement.

                (d)               Target and Actual PSAs represent the Corporation's unfunded and unsecured promise to issue shares of Common Stock at a future date, subject to the terms of this Agreement and the Plan.  The Participant has no rights under the Target or Actual PSAs other than the rights of a general unsecured creditor of the Corporation.

2.                  Performance Period.  The Performance Period shall begin on _______________, 20__ and end on ____________, 20__.

3.                   Calculation of PSAs.

                  (a)                Following the end of the Performance Period, the Committee will calculate the Participant's Actual PSAs by multiplying the Target PSAs by the Performance Percentage.

                  (b)               The Performance Percentage is calculated in accordance with the methodology set forth in Appendix A, which measures the performance of the Corporation in connection with different Performance Objectives. The Performance Objectives will be measured using the methods and procedures that the Corporation uses for its business purposes, and these methods and procedures may change without notice or consent.

                  (c)                If there is a significant change in the Corporation's business or business strategy (for example, by a merger, acquisition or divestiture), as the Committee determines in its sole discretion, the Committee may adjust the Performance Percentage calculation by changing the Performance Objectives, weights, performance levels, and/or measurements as it considers appropriate in light of the change.

                 (d)               The final determination of the Performance Percentage and the number of Actual PSAs to which the Participant is entitled will be made by the Committee in accordance with the terms of this Agreement and the Plan.

4.                  Vesting Schedule and Conversion of PSAs; Adjustments on Employment Changes.   Subject to the terms of this Agreement and the Plan and provided that the Participant does not have a Termination of Service through the Performance Period and through the date on which the Committee has verified the Corporation's performance versus the Performance Objectives for the Performance Period, the Target PSAs shall vest and be converted into Actual PSAs that will be distributed to the Participant in the form of shares of Common Stock and cash, as determined by the Committee, unless deferred by the Participant in accordance with Section 12(b).   Each Actual PSA will be the equivalent of one share of Common Stock.

5.                   Termination at Conversion of PSAs.  Unless terminated earlier under Sections 6, 7, 8, or 9, the Participant's rights under this Agreement with respect to the Target and Actual PSAs issued hereunder shall terminate at the time such Actual PSAs are converted into shares of Common Stock and delivered to the Participant.

6.                  Termination of Participant's Status as a Participant.  Except as otherwise specified in this Section or in Sections 7, 8, 9, and 11, in the event of the Participant's Termination of Service or other termination of the Participant's status as a Participant, the Participant's rights under this Agreement in any unvested Target PSAs shall terminate.

                    (a)                For example and without limitation, the Participant's status as a Participant will terminate at the time the Participant's actual employer ceases to be the Corporation or a Subsidiary.

                    (b)               If the Participant's Termination of Service is involuntary, but without Cause (as defined in Subsection (c), then the Committee shall make a payment in settlement of such Target PSAs within a reasonable period of time following the end of the year in which the Termination of Service occurs, but only if all Performance Thresholds (as defined in Appendix A) contained in the Performance Objectives set forth in Appendix A (if any) are met as of the last day of the year in which such Termination of Service occurs.  In such event, all other Performance Objectives will be deemed to have been satisfied at the end of such year to the extent necessary to earn 100% of the Target PSAs, and the amount of the payment shall be pro rated for the portion of the Performance Period during which the Participant was employed by the Corporation or a Subsidiary; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable.

                    (c)                For the purpose of this Agreement, "Cause" shall mean (i) willful misconduct of a material nature by the Participant in connection with the performance of the Participant's employment duties; (ii) use of alcohol or narcotics that affects the Participant's ability to perform the Participant's employment duties; (iii) the Participant's conviction of a felony or serious misdemeanor involving moral turpitude; (iv) embezzlement or theft by the Participant from the Corporation or a Subsidiary; (v) the Participant's gross inattention to or dereliction of duty; (vi) the Participant's commission or omission of an act of fraud or dishonesty in connection with the Participant's employment; (vii) the Participant's breach of any fiduciary duty to the Corporation or a Subsidiary, including the duty of loyalty; or (viii) performance by the Participant of any other willful act which the Participant knew or reasonably should have known would be materially detrimental to the Corporation or a Subsidiary.

7.                  Disability of Participant.  Notwithstanding the provisions of Section 6, in the event that Participant has a Termination of Service due to a Disability, then the Committee shall make a payment in settlement of such Target PSAs within a reasonable period of time following the end of the year in which the Disability-related Termination of Service occurs, but only if all Performance Thresholds (as defined in Appendix A) contained in the Performance Objectives set forth in Appendix A (if any) are met as of the last day of the year in which such Termination of Service occurs.  In such event, all other Performance Objectives will be deemed to have been satisfied at the end of such year to the extent necessary to earn 100% of the Target PSAs, and the amount of the payment shall be pro rated for the portion of the Performance Period during which the Participant was employed by the Corporation or a Subsidiary; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable.  For the purpose of this Agreement, "Disability" shall mean a determination of disability under the terms of the Corporation-provided long term disability plan in which the Participant participates.

8.                  Retirement of Participant.  Notwithstanding the provisions of Section 6, if the Participant has a Termination of Service due to Retirement, then the Committee shall make a payment in settlement of such Target PSAs within a reasonable period of time following the end of the year in which the Retirement-related Termination of Service occurs, but only if all Performance Thresholds (as defined in Appendix A) contained in the Performance Objectives set forth in Appendix A (if any) are met as of the last day of the year in which such Termination of Service occurs.  In such event, all other Performance Objectives will be deemed to have been satisfied at the end of such year to the extent necessary to earn 100% of the Target PSAs, and the amount of the payment shall be pro rated for the portion of the Performance Period during which the Participant was employed by the Corporation or a Subsidiary; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable.  For the purpose of this Agreement, "Retirement" shall mean retirement under the retirement policies of the Corporation or otherwise with the consent of the Committee.

9.                  Death of Participant.  Notwithstanding the provisions of Section 6, if the Participant has a Termination of Service due to death, then the Committee shall make a payment in settlement of such Target PSAs within a reasonable period of time following the end of the year in which the death-related Termination of Service occurs, but only if all Performance Thresholds (as defined in Appendix A) contained in the Performance Objectives set forth in Appendix A (if any) are met as of the last day of the year in which such Termination of Service occurs.  In such event, all other Performance Objectives will be deemed to have been satisfied at the end of such year to the extent necessary to earn 100% of the Target PSAs, and the amount of the payment shall be pro rated for the portion of the Performance Period during which the Participant was employed by the Corporation or a Subsidiary; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable.

10.              Value of Unvested PSAs.  In consideration of the award of these Performance Shares, Participant agrees that, on and following the Participant's Termination of Service or termination of Participant's status as a Participant for any reason, any unvested PSAs under this Agreement shall be deemed to have a value of zero dollars ($0.00).

11.              Change of Control.  Notwithstanding the treatment of Awards described in Article XI of the Plan, on the occurrence of a Change of Control, the Performance Shares will be paid out as soon as practicable as follows:

                   (a)                all Performance Objectives will be deemed to have been satisfied to the extent necessary to earn 100% of the Target PSAs, and

                   (b)               the Performance Period will be deemed to have been completed.

The occurrence of the Change of Control prior to the last day of the Performance Period will not have any adverse impact on the number of Target and Actual PSAs.  Further, if the Committee determines, in its discretion, that the Corporation's performance at the time of the Change of Control is such that the

Performance Objectives would have resulted in a payout greater than 100%, the Committee may increase the number of Actual PSAs above 100% of the Target PSAs.

12.              Conversion of Actual PSAs to Common Shares; Responsibility for Taxes.

                   (a)                 Provided that the Participant has satisfied the requirements of Section 12(c) on the vesting of any Target PSAs, such vested Target PSAs shall be converted into the applicable number of Actual PSAs which, in turn, shall be converted into an equivalent number of shares of Common Stock that will be distributed to the Participant or, in the event of the Participant's death, to the Participant's legal representative, as soon as practicable.

                   (b)               The distribution to the Participant or to the Participant's legal representative of shares of Common Stock in respect of the Actual PSAs shall be evidenced by a stock certificate, appropriate entry on the books of the Corporation or a duly authorized transfer agent of the Corporation, or other appropriate means as determined by the Corporation.   Notwithstanding the foregoing, the Committee shall have the discretion to settle some or all of the Actual PSAs  in cash.  Further, the Committee in its discretion may permit the Participant to defer payment in settlement of Performance Shares on terms and conditions approved by the Committee for such payment deferrals.

                   (c)                The Participant shall be required to deposit with the Corporation an amount of cash equal to the amount determined by the Corporation to be required with respect to any withholding taxes, FICA contributions, or the like under any federal, state, or local statute, ordinance, rule, or regulation in connection with the award or settlement of the Performance Shares.  Alternatively, the Corporation may, at its sole election, withhold the required amounts from the Participant's pay during the pay periods next following the date on which any such applicable tax liability otherwise arises.  The Committee, in its discretion, may permit the Participant, subject to such conditions as the Committee shall require, including conditions relating to compliance with Section 16 of the Exchange Act of 1934, as amended, and rules promulgated thereunder, to elect to have the Corporation withhold a number of shares of Common Stock otherwise deliverable having a fair market value sufficient to satisfy the statutory minimum of all or part of the Participant's estimated total federal, state, and local tax obligations associated with vesting or settlement of the restricted stock units.  The Corporation shall not deliver any of the shares of Common Stock until and unless the Participant has made the deposit required herein or proper provision for required withholding has been made.

13.              Restrictions on Sale.  By accepting the Award of Performance Shares as evidenced by this Agreement, Participant agrees not to sell any of the shares of Common Stock received on account of vested Target PSAs at a time when applicable laws or the Corporation's policies prohibit a sale. This restriction shall apply so long as the Participant is an Eligible Person.

14.               Restriction on Transferability.  Until the Target PSAs are vested as provided above, they may not be sold, transferred, pledged, assigned, or otherwise alienated at any time.  Any attempt to do so contrary to the provisions hereof shall be null and void.

15.              Acknowledgment of Nature of Plan and Performance Shares.  In accepting the Award, Participant acknowledges that:

                  (a)                 The Plan is established voluntarily by the Corporation, it is discretionary in nature and may be modified, amended, suspended or terminated by the Corporation at any time, in accordance with and subject to the limitations included in the Plan.

                  (b)                The Award of Performance Shares is voluntary and occasional and does not create any contractual or other right to receive future awards of Performance Shares or benefits in lieu of Performance Shares, even if Performance Shares have been awarded repeatedly in the past.

                  (c)                 All decisions with respect to future awards, if any, will be at the sole discretion of the Committee.

                  (d)                 The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty.

                  (e)                 If the Participant receives shares of Common Stock, the value of such Common Stock acquired on the vesting of Target PSAs may increase or decrease in value.

                  (f)                 The Participant will comply with any stock ownership guidelines that may be adopted by the Corporation.

16.               No Employment Rights.  The Award of the Performance Shares pursuant to this Agreement shall not give the Participant any right to remain employed by the Corporation or a Subsidiary.

17.              Effect on Other Employee Benefit Plans.  The value of the Performance Shares granted pursuant to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Participant's benefits under any employee benefit plan sponsored by the Corporation or any Subsidiary except as such plan otherwise expressly provides.  The Corporation expressly reserves its rights to amend, modify, or terminate any of the Corporation's or any Subsidiary's employee benefit plans.

18.               Amendment.  This Agreement may be amended only by a writing executed by the Corporation and the Participant which specifically states that it is amending this Agreement.  Notwithstanding the foregoing, this Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to the Participant, and provided that no such amendment adversely affecting the rights of the Participant hereunder may be made without the Participant's written consent.  Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Participant, the provisions of the Performance Shares or this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to Performance Shares which are then subject to restrictions as provided herein.

19.              Notices.  Any notice to be given under the terms of this Agreement to the Corporation shall be addressed to the Corporation in care of its Corporate Secretary.  Any notice to be given to the Participant shall be addressed to the Participant at the address listed in the Corporation's records.  By a notice given pursuant to this Section, either party may designate a different address for notices.  Any notice shall have been deemed given when actually delivered.

20.              Severability.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan that is not declared to be unlawful or invalid.  Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

21.              Construction.  The Performance Shares are being issued pursuant to Article X (Performance Shares) of the Plan and are subject to the terms of the Plan.  A copy of the Plan has been given to the Participant, and additional copies of the Plan are available on request during normal business hours at the principal executive offices of the Corporation.

22.              Miscellaneous.

                  (a)                This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                  (b)               All obligations of the Corporation under the Plan and this Agreement, with respect to the Performance Shares, shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

                 (c)                To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the day and year first above written.

PARTICIPANT                                               FIRST CHARTER CORPORATION

                                                                                    By:                                                                                                                                                 President and Chief Executive Officer

APPENDIX A

PERFORMANCE OBJECTIVES

            The Performance Objectives for the Performance Period that begins ________________, 20__ and ends ________________, 20__ shall be as follows: